PROCEPT BioRobotics® President and CEO Dr. Reza Zadno to Retire, Company Appoints Larry L. Wood as New President and CEO

•Larry L. Wood to join PROCEPT BioRobotics effective September 2, 2025
•Company confirms strong underlying business trends and pre-announces 2Q25 revenue of approximately $79.2 million, representing annual growth of 48%

SAN JOSE, Calif. – July 24, 2025 – PROCEPT BioRobotics (Nasdaq: PRCT) (“the Company”), a surgical robotics company focused on advancing patient care by developing transformative solutions in urology, today announced that Larry L. Wood will join the Company as president and CEO effective September 2, 2025. Dr. Reza Zadno will retire as president, CEO, and director effective September 1, 2025.

Since 2020, Dr. Zadno has led the Company through significant growth and commercial expansion, including adoption and utilization of Aquablation® therapy for the treatment of BPH, the Company’s successful 2021 public offering, and the start of clinical trials for the treatment of prostate cancer.

“On behalf of the board of directors, I want to thank Reza for his dedication to the Company and its mission over the past five years,” said Thomas M. Prescott, PROCEPT BioRobotics chairperson. “Reza’s deep understanding of the potential of the Company’s novel technology to redefine the standard of care for BPH and steadfast leadership through key milestones have paved the way for even greater growth and opportunity ahead.”

“The last five years have been among the most rewarding of my career and I am very proud of what our team has achieved,” said Dr. Reza Zadno, PROCEPT BioRobotics president and CEO. “We grew the number of global Aquablation procedures from a few hundred to nearly one hundred thousand, raised more than $600M capital to support our continued growth, significantly increased enterprise value, and most importantly, we have changed the treatment landscape for patients suffering from BPH and the doctors who treat them. We are just scratching the surface of what’s possible, and I am thrilled to pass the torch to Larry Wood to lead the next phases of the Company’s exciting journey.”
Mr. Wood is an accomplished executive leader with more than 40 years of experience in the medical technology industry at both Edwards Lifesciences and Baxter Healthcare Corporation. He is joining PROCEPT BioRobotics from Edwards, where he has served as corporate vice president and group president, Transcatheter Aortic Valve Replacement and Surgical Structural Heart, since 2023. Prior to that, he was corporate vice president, Transcatheter Aortic Valve Replacement and earlier in his career at Edwards, he held key positions in manufacturing management, regulatory affairs and strategic and clinical marketing, primarily in the company’s leading surgical heart valve franchise. In 2024, he joined PROCEPT BioRobotics’ board of directors and is a member of its audit committee. Mr. Wood has an M.B.A. from Pepperdine Graziadio Business School.
Mr. Prescott continued, “Larry’s strengths and vast experience in the medical technology industry are a great fit with the opportunities ahead for PROCEPT BioRobotics. Larry has demonstrated outstanding leadership and business acumen in one of the most clinically demanding medical device product categories and is known for championing technologies that can significantly benefit patients. At Edwards, Larry and his team revolutionized how patients with severe aortic stenosis are treated. We are excited to have Larry join the Company as CEO, especially after having the opportunity to get to know him, his leadership style, and his insights during his tenure on the PROCEPT BioRobotics board.”

“I am honored to join PROCEPT BioRobotics at such a pivotal time in the Company’s growth,” said Mr. Wood. “The Company’s innovative approach to treating prostate disorders has the potential to transform the standard of care for patients worldwide. I look forward to leading this exceptional team and building on their many successes to continue to improve treatment outcomes for doctors and their patients.”

In connection with today’s announcement the Company is also pre-announcing second quarter of 2025 revenue of approximately $79.2 million. PROCEPT BioRobotics will report second quarter of 2025 earnings results after market close on Wednesday August 6, 2025. The Company’s management will host a corresponding conference call beginning at 4:30 p.m. Eastern Time.
About PROCEPT BioRobotics Corporation
PROCEPT BioRobotics’ mission is to revolutionize BPH treatment globally in partnership with urologists by delivering best-in-class robotic solutions that positively impact patients and drive value. PROCEPT BioRobotics manufactures the AQUABEAM® and HYDROS Robotic Systems. The HYDROS Robotic System is the only AI-Powered, robotic technology that delivers Aquablation therapy. PROCEPT BioRobotics designed Aquablation therapy to deliver effective, safe, and durable outcomes for males suffering from lower urinary tract symptoms or LUTS, due to BPH that are independent of prostate size and shape or surgeon experience. BPH is the most common prostate disease and impacts approximately 40 million men in the United States. The Company has developed a significant and growing body of clinical evidence with over 150 peer-reviewed publications, supporting the benefits and clinical advantages of Aquablation therapy.

Forward Looking Statements
This release contains forward‐looking statements within the meaning of federal securities laws, including with respect to the Company’s projected financial performance for full year 2025, statements regarding the potential utilities, values, benefits and advantages of Aquablation therapy performed using PROCEPT BioRobotics’ products, including AquaBeam or Hydros Robotic Systems, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on the Company’s current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which the Company is not currently aware. Forward-looking statements may include statements regarding financial guidance, market opportunity and penetration, clinical trial outcomes, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margins, profitability, operating expenses, installed base growth, commercial momentum and overall business strategy. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K filed with the SEC on February 27, 2025, and amended on April 11, 2025, and subsequent quarterly reports on Form 10-Q. PROCEPT BioRobotics does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing PROCEPT BioRobotics’ views as of any date subsequent to the date of this press release.

Important Safety Information
All surgical treatments have inherent and associated side effects. For a list of potential side effects visit https://aquablation.com/safety-information/

Investor Contact:
Matt Bacso
VP, Investor Relations and Business Operations
m.bacso@procept-biorobotics.com

Media Contact:
Shannon Mangum Henderson
Ethos Communication, Inc.
shannon@ethoscommunication.com